Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 16, 2022, with respect to the consolidated balance sheets of Live Ventures Incorporated as of September 30, 2022 and 2021, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended included in the Annual Report on Form 10-K of Live Ventures Incorporated for the year ended September 30, 2022, filed with the Securities and Exchange Commission on December 16, 2022, and our report dated September 14, 2022, with respect to our audit of the financial statements of The Kinetic Co., Inc. as of and for the year ended November 30, 2021 included in the Form 8- K/A of Live Ventures Incorporated filed with the Securities and Exchange Commission on September 14, 2022, both of which are incorporated by reference in this Registration Statement on Form S-3 and related Prospectus of Live Ventures Incorporated, and to the reference to our firm under the heading "Experts" in the Registration Statement and related Prospectus.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

March 24, 2023